                                                                      Exhibit 99

--------------------------------------------------------------------------------
                                 NEWS RELEASE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Northern Trust Corporation
                            50 South LaSalle Street
                           Chicago, Illinois  60675
                 Contact:  Laurie McMahon, Investor Relations
                              (312) 444-7811   or
                     Dianne Kotsogiannis, Public Relations
Release  #01489                 (312) 444-4281      http://www.northerntrust.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
---------------------

NORTHERN TRUST CORPORATION REPORTS RECORD 1999 SECOND QUARTER EARNINGS OF $.86 PER SHARE, UP 15%.

(Chicago, July 19, 1999) Northern Trust Corporation reported record net income per share of $.86 for the second quarter, an increase of 15% from the $.75 earned a year ago. Net income increased 14% to a record $99.7 million from the $87.2 million earned in the second quarter of last year. This performance resulted in a return on average common equity of 20.6%.

     William A. Osborn, Chairman and Chief Executive Officer, commented, "The earnings momentum with which we started 1999 built further in the second quarter. Trust fee growth of 17%, driven by strong new business and a favorable U.S. stock market, fueled an 11% increase in total revenues. We achieved positive operating leverage in the second quarter because of strong revenue growth combined with effective expense management. Earnings per share increased 15%, well above our minimum goal of 10%, the return on average common equity of 20.6% exceeded our 18-20% target range for the ninth consecutive quarter, and the productivity ratio of 161% exceeded our 160% target for this key measure.

     Mr. Osborn continued, "Our positive outlook for the balance of 1999 is bolstered by our exceptional success in winning new business during the first half of the year."

                     SECOND QUARTER PERFORMANCE HIGHLIGHTS

     Revenues increased 11% to $438.1 million. Trust fees grew 17% to a record $236.2 million in the quarter compared to $202.3 million in the second quarter of last year, representing 54% of total revenues and 78% of noninterest income. Trust assets under administration have grown 11% to $1.34 trillion since June 30, 1998, with assets under management increasing 13% to $258.6 billion.

     Trust fees from Personal Financial Services (PFS) in the quarter increased 21% and totaled $116.8 million compared to $96.8 million in the year-ago quarter. The increase resulted primarily from continued strong new business throughout Northern Trust's national PFS network and from favorable equity markets. All states recorded double-digit increases in trust fees, with Florida, Arizona and Texas each up 20% or more. The Wealth Management Group also had excellent performance, with trust fees increasing 19%. Wealth Management now administers $40.7 billion in assets nationwide, up 25% from last year.

     With the opening of three new offices during the second quarter - in Hinsdale, Illinois, Marin County, California and Lakewood Ranch, Florida - Northern Trust's network of Personal Financial Services offices now includes 72 locations in seven states. Total personal trust assets under administration increased to $131.0 billion at June 30, 1999, up 19% from June 30, 1998 and 8% from December 31, 1998. Of these assets under administration, $79.6 billion is managed by Northern Trust, up 19% from June 30, 1998.

     Trust fees from Corporate & Institutional Services (C&IS) in the quarter increased 13% and totaled $119.4 million compared to $105.5 million in the year-ago quarter, reflecting strong new business. C&IS trust fees are derived from a full range of custody, investment and advisory services rendered to retirement and other asset pools of corporate and institutional clients worldwide, and all of these services contributed to the second quarter fee growth. Fees from asset management increased 19% to $35.9 million. Excellent new business results drove fees generated by Northern Trust Retirement Consulting, L.L.C. up 34% to $11.4 million from last year's second quarter. Securities lending fees increased 6% to $24.0 million, while custody fees increased to $39.2 million or 5% from the year-ago period.

     Total C&IS trust assets under administration increased to $1.21 trillion at June 30, 1999, up 11% from June 30, 1998 and 6% from December 31, 1998. Of the C&IS trust assets under administration, $179.0 billion is managed by Northern Trust, up 11% from June 30, 1998. Trust assets under administration included approximately $217 billion of global custody assets.

     Foreign exchange trading profits were $28.9 million compared to $23.1 million in the second quarter of the prior year, benefiting from the weakness in the euro and increased client trading volume. More stable global equity markets resulted in increased cross-border trading in both Asia and Europe, which led to a higher level of foreign exchange transactions.

     Total treasury management revenues from both fees and the computed value of compensating deposit balances increased 2% from the second quarter of 1998 to $24.5 million. The fee portion of these revenues in the quarter was $17.3 million, virtually unchanged from the comparable quarter last year. Security commissions and trading income of $7.7 million were up 7% from a year ago. This reflects a 14% increase in brokerage commissions at Northern Trust Securities, Inc. offset in part by the absence of futures commissions resulting from Northern Trust's exit from the futures business during the second quarter of last year. Other operating income was $12.1 million for the second quarter compared with $15.2 million in the same period of last year. The decline from the prior period is due primarily to the sale of mortgage loans and gains from the sale of futures exchange memberships reflected in last year's second quarter.

     Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $135.8 million, up 6% from the $128.2 million reported in the prior year quarter. The increase in net interest income reflects 9% growth in average earning assets and higher levels of noninterest-related funds. The asset growth included a 9% or $1.2 billion increase in loans and leases, a 7% or $566 million increase in securities and a 15% or $516 million increase in money market assets. The net interest margin was 2.07%, unchanged from the first quarter, versus 2.14% for the year-ago quarter. The decline in the margin from a year ago is largely attributable to the growth in low risk short-term securities and money market assets.

     Nonperforming assets of $45.2 million at quarter-end increased from $29.0 million at June 30, 1998 and $32.3 million at March 31, 1999. The increase is principally the result of one loan that was placed on nonperforming status during the quarter due to the borrower's Chapter 11 reorganization filing. The provision for credit losses of $5.0 million in the second quarter compares to $3.0 million for the same quarter of 1998. The overall quality of the loan portfolio remains strong. Nonaccrual and restructured loans of $44.1 million at quarter-end represent .29% of total loans and were covered 3.4 times by the $151.9 million reserve for credit losses. Second quarter net charge-offs totaled $.3 million.

     Noninterest expenses totaled $271.7 million for the quarter, an increase of 10% or $24.0 million from the $247.7 million in the year-ago quarter. Approximately two-thirds of the increase in noninterest expenses related to salaries, incentives and employee benefits. In addition, the expense growth reflects costs associated with technology investments, business promotion, and expansion of the PFS office network.

     The increase in compensation and benefits was primarily attributable to staff growth, merit increases and performance-based incentives. Staff levels increased from one year ago to support growth initiatives and strong new business in both PFS and C&IS. Staff on a full-time equivalent basis at June 30, 1999 totaled 8,253, up 5% from 7,883 at June 30, 1998. Staff levels would have been 8% higher than a year ago and compensation and benefits expense would have increased more had the Corporation not outsourced Illinois check processing at year-end. Higher performance-based compensation is principally attributable to increased costs for incentive plans as a result of strong performance and the impact of a higher share price on stock-based compensation plans.

                                 BALANCE SHEET

     Balance sheet assets averaged $29.1 billion for the quarter, up 10% from last year's average of $26.6 billion, reflecting growth in loans, securities and money market assets. Loans and leases averaged $14.3 billion for the quarter, an increase of $1.2 billion or 9%. Residential mortgages increased $551 million or 10% to average $6.0 billion for the quarter and represented 42% of the total loan portfolio. Commercial and industrial loans averaged $4.4 billion during the quarter compared to $4.0 billion in the second quarter of 1998. The securities portfolio increased 7% to $8.1 billion on average during the period while money market assets averaged $3.9 billion in the quarter, up 15% from $3.4 billion last year.

     Common stockholders' equity averaged $1.9 billion, up 14% from last year's second quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation's share buyback program. On May 18, 1999, the Board of Directors increased the Corporation's stock buy-back authorization by approximately 4.9 million shares. As a result, an additional 5.8 million shares may be purchased after June 30, 1999 under the current share buyback program. During the quarter, the Corporation acquired a total of 412,908 shares at a cost of $37.1 million.

                        SIX-MONTH PERFORMANCE HIGHLIGHTS

     Net income per common share increased 13% to $1.67 for the six-month period ended June 30, 1999. Net income also increased 13% to $194.8 million compared with $172.1 million last year and resulted in a return on average common equity of 20.6% and a productivity ratio of 160%.

     Total revenues increased 11% from 1998 levels. Trust fees totaled
$460.7 million, up 16% from $396.0 million last year. Foreign exchange trading profits totaled $54.5 million, up 7% from last year's performance. Treasury management revenues from both fees and the computed value of compensating deposit balances increased 4% to $49.4 million. Net interest income, stated on a fully taxable equivalent basis, totaled $270.3 million, up 8% from $250.2 million reported last year.

     The $5.5 million provision for credit losses was $1.5 million below the $7.0 million required in the first half of 1998. Noninterest expenses were up 11% and totaled $538.1 million compared to $483.9 million a year ago.


                           FORWARD-LOOKING STATEMENTS


     This news release may be deemed to include forward-looking statements, such as statements that relate to financial goals, business outlook, expansion plans, new business and credit quality. Actual results could differ materially from those indicated by these statements. Northern Trust's 1998 Annual Report to Stockholders, including the section of Management's Discussion and Analysis captioned "Forward-Looking Information," and periodic reports to the SEC contain additional information about factors that could affect actual results.

                                     / / /

                          NORTHERN TRUST CORPORATION                      Page 1
               (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)
----------------------------------------------

                                                                            SECOND QUARTER
                                                   ---------------------------------------------------------------
                                                        1999                      1998                % Change (*)
                                                   ---------------------------------------------------------------
Noninterest Income
     Trust Fees                                          $236.2                 $202.3                       17  %
     Foreign Exchange Trading Profits                      28.9                   23.1                       26
     Treasury Management Fees                              17.3                   17.4                       (1)
     Security Commissions & Trading Income                  7.7                    7.2                        7
     Other Operating Income                                12.1                   15.2                      (20)
     Investment Security Transactions                       0.1                    0.5                       N/M
                                                    ------------           ------------              ------------
Total Noninterest Income                                  302.3                  265.7                       14

Interest Income (Taxable Equivalent)                      379.2                  379.3                      N/M
Interest Expense                                          243.4                  251.1                       (3)
                                                    ------------           ------------              ------------
Net Interest Income (Taxable Equivalent)                  135.8                  128.2                        6

Total Revenue (Taxable Equivalent)                        438.1                  393.9                       11

Noninterest Expenses
     Compensation                                         139.9                  125.2                       12
     Employee Benefits                                     24.6                   22.8                        8
     Occupancy Expense                                     18.1                   17.3                        4
     Equipment Expense                                     15.6                   14.9                        4
     Other Operating Expenses                              73.5                   67.5                        9
                                                    ------------           ------------              ------------
Total Noninterest Expenses                                271.7                  247.7                       10

Provision for Credit Losses                                 5.0                    3.0                       67
Taxable Equivalent Adjustment                               9.2                    9.0                        3
                                                    ------------           ------------              ------------
Income before Income Taxes                                152.2                  134.2                       13
Provision for Income Taxes                                 52.5                   47.0                       12
                                                    ------------           ------------              ------------

NET INCOME                                             $   99.7               $   87.2                       14%
                                                    ============         ==============              ============

Net Income Per Common Share
     Basic                                             $   0.89               $   0.78                       14%
     Diluted                                               0.86                   0.75                       15

Return on Average Common Equity                           20.65%                 20.48%
Average Common Equity                                  $1,915.2               $1,685.4                       14%

Return on Average Assets                                   1.37%                  1.32%

Common Dividend Declared per Share                     $   0.24               $   0.21                       14%

Preferred Dividends (millions)                              1.1                    1.2                       (8)

Average Common Shares Outstanding (000s)
     Basic                                              110,975                110,809
     Diluted                                            115,147                115,007
                                                  ---------------

(N/M) Not Meaningful

    (*) Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.

Note: Certain reclassifications have been made to prior periods' financial statements to place them on a basis comparable with the current period's financial statements.

                          NORTHERN TRUST CORPORATION                      Page 2
               (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)
----------------------------------------------

                                                                        SIX MONTHS
                                                     ------------------------------------------------
                                                         1999             1998           % Change (*)
                                                     ------------------------------------------------
Noninterest Income
     Trust Fees                                        $  460.7          $  396.0              16 %
     Foreign Exchange Trading Profits                      54.5              51.2               7
     Treasury Management Fees                              35.4              33.3               6
     Security Commissions & Trading Income                 15.2              14.4               6
     Other Operating Income                                22.5              26.2             (15)
     Investment Security Transactions                       0.1               1.2              N/M
                                                     -----------       -----------      ----------
Total Noninterest Income                                  588.4             522.3              13

Interest Income (Taxable Equivalent)                      758.3             745.0               2
Interest Expense                                          488.0             494.8              (1)
                                                     -----------       -----------      ----------
Net Interest Income (Taxable Equivalent)                  270.3             250.2               8

Total Revenue (Taxable Equivalent)                        858.7             772.5              11

Noninterest Expenses
     Compensation                                         275.6             246.9              12
     Employee Benefits                                     50.6              46.3              10
     Occupancy Expense                                     35.8              34.2               4
     Equipment Expense                                     31.2              31.4              (1)
     Other Operating Expenses                             144.9             125.1              16
                                                     -----------       -----------      ----------
Total Noninterest Expenses                                538.1             483.9              11

Provision for Credit Losses                                 5.5               7.0             (21)
Taxable Equivalent Adjustment                              18.1              17.4               4
                                                     -----------       -----------      ----------
Income before Income Taxes                                297.0             264.2              12
Provision for Income Taxes                                102.2              92.1              11
                                                     -----------       -----------      ----------

NET INCOME                                             $  194.8          $  172.1              13%
                                                     ===========       ===========      ==========

Net Income Per Common Share
     Basic                                             $   1.74          $   1.53              14%
     Diluted                                               1.67              1.48              13

Return on Average Common Equity                           20.63%            20.60%
Average Common Equity                                  $1,882.2          $1,660.8              13%
Return on Average Assets                                   1.34%             1.32%

Common Dividends Declared per Share                    $   0.48          $   0.42              14%
Preferred Dividends (millions)                              2.2               2.5              (8)

Average Common Shares Outstanding (000s)
     Basic                                              110,898           110,855
     Diluted                                            115,109           115,031
Common Shares Outstanding (EOP)                         111,473           111,307

                          NORTHERN TRUST CORPORATION                      Page 3
               (Supplemental Consolidated Financial Information)


BALANCE SHEET ($ IN MILLIONS)
-----------------------------                                                           JUNE 30
                                                                    ------------------------------------------------
                                                                       1999               1998          % Change (*)
                                                                    ------------------------------------------------
Assets
------
  Money Market Assets                                               $ 3,461.8          $ 5,234.7              (34)%
  Securities
    U.S. Government                                                     283.4              344.6              (18)
    Federal Agency and Other                                          8,024.5            7,352.6                9
    Municipal                                                           493.5              449.8               10
    Trading Account                                                       9.1               11.6              (21)
                                                                    ---------          ---------        ---------
  Total Securities                                                    8,810.5            8,158.6                8
  Loans and Leases                                                   15,006.0           13,617.7               10
                                                                    ---------          ---------        ---------
  Total Earning Assets                                               27,278.3           27,011.0                1
  Reserve for Credit Losses                                            (151.9)            (146.7)               4
  Cash and Due from Banks                                             1,274.3            1,389.4               (8)
  Trust Security Settlement Receivables                                 392.6              346.0               13
  Buildings and Equipment                                               350.0              329.5                6
  Other Nonearning Assets                                             1,047.5              847.8               24
                                                                    ---------          ---------        ---------
 Total Assets                                                       $30,190.8          $29,777.0                1 %
                                                                    =========          =========        =========

Liabilities and Stockholders' Equity
------------------------------------
  Interest-Bearing Deposits
    Savings                                                         $ 6,766.9          $ 6,506.3                4 %
    Other Time                                                          731.0              483.7               51
    Foreign Office Time                                               5,871.1            6,208.2               (5)
                                                                    ---------          ---------        ---------
  Total Interest-Bearing Deposits                                    13,369.0           13,198.2                1
  Borrowed Funds                                                      7,650.7            8,820.5              (13)
  Senior Notes and Long-Term Debt                                     1,326.3            1,309.8                1
                                                                    ---------          ---------        ---------
  Total Interest-Related Funds                                       22,346.0           23,328.5               (4)
  Demand & Other Noninterest-Bearing Deposits                         4,911.3            3,926.1               25
  Other Liabilities                                                     857.1              681.3               26
                                                                    ---------          ---------        ---------
  Total Liabilities                                                  28,114.4           27,935.9                1
  Common Equity                                                       1,956.4            1,721.1               14
  Preferred Equity                                                      120.0              120.0                -
                                                                    ---------          ---------        ---------
 Total Liabilities and Stockholders' Equity                         $30,190.8          $29,777.0                1 %
                                                                    =========          =========        =========

                          NORTHERN TRUST CORPORATION                      Page 4
               (Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)
-------------------------------------
                                                                             SECOND QUARTER
                                                         ----------------------------------------------------
                                                              1999                1998           % Change (*)
                                                         ----------------------------------------------------
Assets
------
  Money Market Assets                                      $ 3,896.9            $ 3,381.0             15 %
  Securities
    U.S. Government                                            306.7                369.0            (17)
    Federal Agency and Other                                 7,312.6              6,757.3              8
    Municipal                                                  502.8                432.1             16
    Trading Account                                             14.3                 12.1             18
                                                           ---------            ---------            ---
  Total Securities                                           8,136.4              7,570.5              7
  Loans and Leases                                          14,271.2             13,100.7              9
                                                           ---------            ---------            ---
  Total Earning Assets                                      26,304.5             24,052.2              9
  Reserve for Credit Losses                                   (149.6)              (147.2)             2
  Nonearning Assets                                          2,969.4              2,667.1             11
                                                           ---------            ---------            ---
 Total Assets                                              $29,124.3            $26,572.1             10 %
                                                           =========            =========            ===

Liabilities and Stockholders' Equity
------------------------------------
  Interest-Bearing Deposits
    Savings                                                $ 6,921.1            $ 6,429.5              8 %
    Other Time                                                 716.4                517.4             38
    Foreign Office Time                                      5,869.7              5,183.7             13
                                                           ---------            ---------            ---
  Total Interest-Bearing Deposits                           13,507.2             12,130.6             11
  Borrowed Funds                                             7,376.7              6,739.4              9
  Senior Notes and Long-Term Debt                            1,366.7              1,491.2             (8)
                                                           ---------            ---------            ---
  Total Interest-Related Funds                              22,250.6             20,361.2              9
  Demand & Other Noninterest-Bearing Deposits                4,006.2              3,750.8              7
  Other Liabilities                                            832.3                654.7             27
                                                           ---------            ---------            ---
  Total Liabilities                                         27,089.1             24,766.7              9
  Common Equity                                              1,915.2              1,685.4             14
  Preferred Equity                                             120.0                120.0              -
                                                           ---------            ---------            ---
 Total Liabilities and Stockholders' Equity                $29,124.3            $26,572.1             10 %
                                                           =========            =========            ===

                          NORTHERN TRUST CORPORATION                      Page 5
               (Supplemental Consolidated Financial Information)

Quarterly Trend Data ($ In Millions)
-----------------------------------                              1999                              1998
                                                               Quarters                          Quarters
                                                        ---------------------       ------------------------------------
                                                          Second       First        Fourth         Third          Second
                                                        ---------------------       ------------------------------------
Net Income Summary
------------------
  Trust Fees                                            $  236.2     $  224.5       $  216.7       $  203.6      $  202.3
  Other Noninterest Income                                  66.1         61.6           67.9           61.1          63.4
  Net Interest Income (Taxable Equivalent)                 135.8        134.5          135.2          127.7         128.2
                                                        --------     --------       --------       --------      --------
    Total Revenue (Taxable Equivalent)                     438.1        420.6          419.8          392.4         393.9
  Provision for Credit Losses                                5.0          0.5            1.0            1.0           3.0
  Noninterest Expenses                                     271.7        266.4          269.4          243.8         247.7
                                                        --------     --------       --------       --------      --------
    Pretax Income (Taxable Equivalent)                     161.4        153.7          149.4          147.6         143.2
  Taxable Equivalent Adjustment                              9.2          8.9            8.8            9.7           9.0
  Provision for Income Taxes                                52.5         49.7           49.0           47.7          47.0
                                                        --------     --------       --------       --------      --------
    Net Income                                          $   99.7     $   95.1       $   91.6       $   90.2      $   87.2
                                                        ========     ========       ========       ========      ========

Per Common Share
----------------
  Net Income - Basic                                    $   0.89     $   0.85       $   0.82       $   0.81      $   0.78
             - Diluted                                      0.86         0.82           0.79           0.78          0.75
  Dividend Declared                                         0.24         0.24           0.24           0.21          0.21
  Book Value (EOP)                                      $  17.55     $  17.12       $  16.37       $  15.84      $  15.46
  Market Value (EOP)                                       97.00        88.81          87.31          68.25         76.25

Ratios
------
  Return on Average Common Equity                          20.65 %      20.62 %        20.16 %        20.55 %       20.48 %
  Return on Average Assets                                  1.37         1.31           1.27           1.30          1.32
  Net Interest Margin                                       2.07         2.07           2.08           2.01          2.14
  Productivity Ratio  (*)                                    161 %        158 %          156 %          161 %         159 %
  Risk-based Capital Ratios
    Tier 1                                                   9.5 %        9.9 %          9.8 %          9.4 %         9.3 %
    Total (Tier 1 + Tier 2)                                 12.4         13.1           13.1           12.7          12.6
    Leverage                                                 7.3          7.0            6.9            6.9           7.0

Trust Assets ($ in Billions) - EOP
----------------------------------
  Corporate                                             $1,205.7     $1,170.4       $1,138.5       $1,024.5      $1,090.3
  Personal                                                 131.0        125.6          121.2          104.8         110.2
                                                        --------     --------       --------       --------      --------
    Total Trust Assets                                  $1,336.7     $1,296.0       $1,259.7       $1,129.3      $1,200.5
                                                        ========     ========       ========       ========      ========
  Memo: Managed Assets                                  $  258.6       $242.7       $  236.0       $  220.7      $  228.7

Asset Quality ($ in Millions) - EOP
-----------------------------------
  Nonaccrual and Restructured Loans                     $   44.1     $   30.2       $   32.9       $   29.6      $   27.0
  Other Real Estate Owned (OREO)                             1.1          2.1            2.3            1.6           2.0
                                                        --------     --------       --------       --------      --------
    Total Nonperforming Assets                          $   45.2     $   32.3       $   35.2       $   31.2      $   29.0
                                                        ========     ========       ========       ========      ========
    Nonperforming Assets / Loans & OREO                     0.30 %       0.23 %         0.26 %         0.23 %        0.21 %

  Gross Charge-offs                                     $    0.9     $    0.4       $    1.0       $    1.5      $    4.6
  Gross Recoveries                                           0.6          0.3            0.2            0.4           0.4
                                                        --------     --------       --------       --------      --------
    Net Charge-offs                                     $    0.3     $    0.1       $    0.8       $    1.1      $    4.2
                                                        ========     ========       ========       ========      ========
  Net Charge-offs (Annualized) to Average Loans             0.01 %       .002 %         0.02 %         0.03 %        0.13 %
  Reserve for Credit Losses                             $  151.9     $  147.2       $  146.8       $  146.6      $  146.7
  Reserve to Nonaccrual and Restructured Loans               345 %        487 %          446 %          496 %         543 %


(*) The productivity ratio is defined as total revenue on a taxable equivalent basis divided by noninterest expenses.